Exhibit 99.1

RingCentral Announces 34% Revenue Growth for Second Quarter 2015

RingCentral Office® Annualized Exit Monthly Recurring Subscriptions up 48%

Generated Significant Improvement in Non-GAAP Operating Margins

Belmont, Calif. – July 30, 2015 – RingCentral, Inc. (NYSE: RNG), a leading provider of cloud business communications solutions, today announced financial results for the second quarter ended June 30, 2015.

Second Quarter Highlights:

•	Revenue increased 34% year-over-year to $70.7 million; subscription revenue increased 35% year-over-year to $64.4 million.

•	Total annualized exit monthly recurring subscriptions grew 35% year-over-year to $274.6 million.

•	RingCentral Office® annualized exit monthly recurring subscriptions grew 48% year-over-year to $205.4 million.

•	Net monthly subscription dollar retention: overall over 99% and RingCentral Office over 100%.

•	Non-GAAP subscription gross margins improved 5.3 points to 75.1% in Q2 2015 from 69.8% in the same period a year ago.

“We continued to make significant progress in the second quarter against our long term and short term objectives,” said Vlad Shmunis, RingCentral’s Chairman and CEO. “We continue seeing strong traction in the enterprise market, as evidenced by a growing number of new accounts with over a hundred users each. We also see good continued progress with all of our carrier partners. Additionally, RingCentral Contact Center gained multiple customer wins in less than two months on the market. Importantly, our path towards profitability improved significantly with subscription gross margins now within our target range, and we continue to drive to reach non-GAAP operating profit break-even in the fourth quarter.”

Financial Results of the Second Quarter 2015

•	Revenue: Total revenue was $70.7 million for the second quarter of 2015, up 34% from the second quarter of 2014.

•	Net Income (Loss): GAAP net income (loss) per diluted share was ($0.12) for the second quarter of 2015 compared with ($0.20) for the second quarter of 2014. Non-GAAP net income (loss) per diluted share was ($0.05) for the second quarter of 2015, compared with ($0.14) per diluted share for the second quarter of 2014.

•	Balance Sheet: Total cash and short-term investments at the end of the second quarter of 2015 was $132.7 million, compared with $135.7 million at the end of the first quarter of 2015.

Second Quarter 2015 and Recent Business Highlights:

•	Acquired Glip, a team messaging and collaboration company. Glip transforms communication among diverse teams through team messaging integrated together with task management, group calendars, notes, annotations, and file sharing. It also works seamlessly with a number of third-party business applications such as Asana, Box, Dropbox, Evernote, Google Drive, and Zendesk. Later this year, Glip will be integrated into RingCentral Office, making it the industry’s first integrated cloud business communications and team collaboration solution that will empower teams to work across all locations, devices, and modes of communications.

•	Announced deep integration of RingCentral Office with Microsoft Office 365. Available immediately, it seamlessly blends RingCentral’s cloud business phone system with Microsoft’s leading cloud productivity work environment, giving joint customers a complete cloud productivity and communications solution.

•	Announced the RingCentral Office solution is now available in the Oracle Cloud Marketplace, broadening our reach to larger enterprises.

•	Announced an agreement to enable Tech Data’s channel of solution providers in the U.S. to sell RingCentral to business customers.

•	Awarded PC Magazine Editor’s Choice for a second consecutive year, with the highest rating of 4.5 out of 5 stars among all competitive solutions reviewed.

•	Named a winner of the Bronze Stevie® Award in the ‘Customer Service Team of the Year’ category in The 13th Annual American Business Awards; the nation’s premier business awards program.

Conference Call Details:

•	What: RingCentral financial results for the second quarter of 2015 and outlook for the third quarter and full year of 2015.

•	When: Thursday, July 30, 2015 at 2PM PT (5PM ET).

•	Dial in: To access the call in the United States, please dial (877) 705-6003, and for international callers dial (201) 493-6725. Callers may provide confirmation number 13614106 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13614106.

About RingCentral

RingCentral, Inc. (NYSE: RNG) is a leading provider of cloud business communications solutions. Easier to manage and more flexible than on-premise communications phone systems, RingCentral’s cloud solution meets the needs of modern distributed and mobile workforces, while eliminating the expense and complications of on-premise traditional hardware-based systems and software. RingCentral is headquartered in Belmont, California.

Forward-Looking Statements

This press release contains “forward-looking statements”, including statements regarding our traction in the enterprise market and our progress with our carrier partners, and our anticipated future financial results. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to manage our expenses and growth; and general market, political, economic, and business conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended March 31, 2015, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported results include certain Non-GAAP financial measures, including Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share. We define Non-GAAP operating income (loss) as operating income (loss) excluding share-based compensation, legal settlements and other one-time items. We define Non-GAAP net income (loss) per share as net income (loss) per share assuming all preferred stock converted into common stock at the later of the start of the period or the date of issuance.

We have included Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share can provide a useful measure for period-to-period comparisons of our core business.

Although Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, and other income and expenses, which are reconciling items between Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Our reported results also include our total annualized exit monthly recurring subscriptions, RingCentral Office annualized exit monthly recurring subscriptions, and net monthly subscription dollar retention. We define our total annualized exit monthly recurring subscriptions as our total monthly recurring subscriptions multiplied by 12. Our total monthly recurring subscriptions equals the monthly value of all customer subscriptions in effect at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office annualized exit monthly recurring subscriptions in the same manner as we calculate our total annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring

Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:

Mitesh Dhruv, RingCentral

Sheila Ennis, ICR for RingCentral

(650) 581-9443

ir@RingCentral.com

Media Contact:

Jennifer Caukin, RingCentral

650-561-6348

Jennifer.caukin@ringcentral.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$120,789	$113,182
Short-term investments	11,914	28,479
Accounts receivable, net	12,242	7,651
Inventory	2,372	1,710
Prepaid expenses and other current assets	11,181	8,767

Total current assets	158,498	159,789
Property and equipment, net	28,532	25,527
Goodwill	9,393	—
Intangibles, net	3,777	—
Other assets	2,694	3,021

Total assets	$202,894	$188,337

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,022	$4,181
Accrued liabilities	35,952	29,236
Current portion of capital lease obligation	255	509
Current portion of long-term debt	14,491	16,764
Deferred revenue	31,026	25,586

Total current liabilities	87,746	76,276
Long-term debt	5,938	7,813
Sales tax liability	3,887	3,953
Capital lease obligation	363	535
Other long-term liabilities	4,812	3,255

Total liabilities	102,746	91,832
Stockholders’ equity:
Common stock	7	7
Additional paid-in capital	297,225	274,844
Accumulated other comprehensive loss	(167)	(251)
Accumulated deficit	(196,917)	(178,095)

Total stockholders’ equity	100,148	96,505

Total liabilities and stockholders’ equity	$202,894	$188,337

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Subscriptions	$64,441	$47,867	$124,392	$91,717
Product	6,250	4,920	11,617	9,332

Total revenues	70,691	52,787	136,009	101,049

Cost of revenues:
Subscriptions	16,505	14,792	32,419	28,506
Product	5,024	4,751	9,657	8,940

Total cost of revenues	21,529	19,543	42,076	37,446

Gross profit	49,162	33,244	93,933	63,603
Operating expenses:
Research and development	12,297	10,874	24,137	20,547
Sales and marketing	34,626	25,688	66,595	49,645
General and administrative	11,778	9,492	22,309	18,459

Total operating expenses	58,701	46,054	113,041	88,651

Loss from operations	(9,539)	(12,810)	(19,108)	(25,048)
Other income (expense), net	(41)	(383)	(1,000)	(1,021)

Loss before provision (benefit) for income taxes	(9,580)	(13,193)	(20,108)	(26,069)
Provision (benefit) for income taxes	(1,369)	137	(1,286)	165

Net loss	$(8,211)	$(13,330)	$(18,822)	$(26,234)

Net loss per common share:
Basic and diluted	($0.12)	($0.20)	($0.27)	($0.40)

Weighted-average number of shares used in computing net loss per share:
Basic and diluted	69,487	67,295	69,124	65,557

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(18,822)	$(26,234)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,529	4,590
Share-based compensation	10,038	7,108
Tax benefit from release of valuation allowance	(1,411)	—
Non-cash interest expense related to debt	119	122
Net accretion of discount and amortization of premium on available-for-sale securities	402	—
Loss on disposal of assets	128	24
Deferred income tax	12	82
Changes in assets and liabilities
Accounts receivable	(4,591)	(2,073)
Inventory	(661)	(63)
Prepaid expenses and other current assets	(1,976)	(3,911)
Other assets	354	(666)
Accounts payable	1,343	(504)
Accrued liabilities	3,105	5,116
Deferred revenue	5,440	3,619
Other liabilities	374	1,808

Net cash provided by (used in) operating activities	383	(10,982)

Cash flows from investing activities:
Purchases of property and equipment	(8,326)	(10,506)
Cash paid in business combination, net of cash acquired	(4,670)	—
Proceeds from the maturity of available-for-sale securities	16,260	—
Proceeds from restricted investments	100	—

Net cash provided by (used in) investing activities	3,364	(10,506)

Cash flows from financing activities:
Net proceeds from secondary public offering of common stock	—	57,167
Proceeds from issuance of stock in connection with stock plans	8,511	5,476
Repayment of debt	(4,267)	(4,751)
Payment of offering costs	—	(1,219)
Repayment of capital lease obligations	(426)	(123)

Net cash provided by financing activities	3,818	56,550

Effect of exchange rate changes on cash and cash equivalents	42	(22)
Net increase in cash and cash equivalents	7,607	35,040
Cash and cash equivalents:
Beginning of period	113,182	116,378

End of period	$120,789	$151,418

RINGCENTRAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Revenues:
Subscriptions	$64,441	$47,867	$124,392	$91,717
Product	6,250	4,920	11,617	9,332

Total Revenues	70,691	52,787	136,009	101,049

Cost of Revenues reconciliation:
GAAP Subscriptions cost of revenues	16,505	14,792	32,419	28,506
Stock-based compensation	(476)	(348)	(933)	(644)

Non-GAAP Subscriptions cost of revenues	16,029	14,444	31,486	27,862

GAAP Product cost of revenues	5,024	4,751	9,657	8,940

Gross profit and gross margin reconciliation:
Non-GAAP Subscriptions	75.1%	69.8%	74.7%	69.6%
Non-GAAP Product	19.6%	3.4%	16.9%	4.2%
Non-GAAP Gross profit	70.2%	63.6%	69.7%	63.6%
Operating expenses reconciliation:
GAAP Research and development	12,297	10,874	24,137	20,547
Stock-based compensation	(1,281)	(848)	(2,394)	(1,500)
Amortization	(73)	—	(73)	—

Non-GAAP research and development	10,943	10,026	21,670	19,047

As a % of total revenues non-GAAP	15.5%	19.0%	15.9%	18.8%
GAAP Sales and marketing	34,626	25,688	66,595	49,645
Stock-based compensation	(1,692)	(1,305)	(3,536)	(2,265)

Non-GAAP sales and marketing	32,934	24,383	63,059	47,380

As a % of total revenues non-GAAP	46.6%	46.2%	46.4%	46.9%
GAAP General and administrative	11,778	9,492	22,309	18,459
Stock-based compensation	(1,842)	(1,430)	(3,175)	(2,699)
Acquisition related matters	(747)	—	(747)	—

Non-GAAP general and administrative	9,189	8,062	18,387	15,760

As a % of total revenues non-GAAP	13.0%	15.3%	13.5%	15.6%

Loss from operations reconciliation:
GAAP loss from operations	(9,539)	(12,810)	(19,108)	(25,048)
Stock-based compensation	5,291	3,931	10,038	7,108
Amortization	73	—	73	—
Acquisition related matters	747	—	747	—

Non-GAAP loss from Operations	(3,428)	(8,879)	(8,250)	(17,940)

Non-GAAP Operating Margin	(4.8%)	(16.8%)	(6.1%)	(17.8%)
Net loss reconciliation:
GAAP Net loss	(8,211)	(13,330)	(18,822)	(26,234)
Stock-based compensation	5,291	3,931	10,038	7,108
Amortization	73	—	73	—
Acquisition related matters	747	—	747	—
Tax benefit from release of valuation allowance	(1,411)	—	(1,411)	—

Non-GAAP Net loss	$(3,511)	$(9,399)	$(9,375)	$(19,126)

Basic and diluted net loss per share
GAAP	$(0.12)	$(0.20)	$(0.27)	$(0.40)
Non-GAAP	$(0.05)	$(0.14)	$(0.14)	$(0.29)
Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	69,487	67,295	69,124	65,557